Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”), dated as of April 20, 2009, is by and among Akeena Solar, Inc., a Delaware corporation (the “Company”) and the investors signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated February 26, 2009, pursuant to which the Company issued to the Purchasers common stock, preferred stock and common stock purchase warrants, including, the Series G Common Stock Purchase Warrants to purchase up to 2,196,400 shares of Common Stock, in the aggregate, in the individual amounts set forth on Schedule A attached hereto (the “Existing Warrants”).

WHEREAS, the parties wish to amend certain terms of the Existing Warrants, provide for the current exercise of a portion of the Existing Warrants, and provide for the issuance to the Purchases of additional warrants based on the terms of the Existing Warrants, all pursuant to the terms hereof.

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Purchasers and the Company agree as follows:

1.  Exercise of Existing Warrants.  Each Purchaser hereby agrees, severally and not jointly with the other Purchasers, to exercise the number of such Purchaser’s Existing Warrants set forth on Schedule B attached hereto simultaneously with or prior to the Closing, at an exercise price equal to $1.12 per share, for aggregate gross cash proceeds to be received by the Company simultaneously with or prior to the Closing from all Purchasers of $476,000, otherwise pursuant to the terms of the Existing Warrants.  The cash exercise price to be paid by each Purchaser shall be referred to as such Purchaser’s “Exercise Amount” and shall be as set forth on Schedule B.  Each Purchaser shall execute and deliver such Purchaser’s Exercise Amount to the bank account designated in writing by the Company set forth on Schedule C attached hereto; provided, however, that a Purchaser shall not be required to exercise such certain portion of its Existing Warrant to the extent that Section 2(e) of the Existing Warrant is violated by the resulting Common Stock issuance of such certain portion. Immediately upon delivery of the Exercise Amount, the Company shall instruct the Transfer Agent to deliver, on an expedited basis, a certificate for the shares purchased hereunder by crediting the account of such Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, as set forth on each Purchaser’s signature page hereto.

2.  Issuance of New Warrants.  Each Purchaser shall be issued new Series G Common Stock Purchase Warrants, which shall be identical in form to the Existing Warrants but shall have a Termination Date on August 10, 2009 and shall be registered in the name of such Purchaser to purchase up to a number of shares of Common Stock as set forth on Schedule D hereto (the “New Series G Warrants”).  The shares of Common Stock underlying such New Series G Warrants shall be referred to herein as the “Warrant Shares”.  The date of the closing of the exercise of the Existing Warrants and other transactions contemplated hereunder shall be referred to as the “Closing”.

3.  Registration Statement and Prospectus Supplement.  The New Series G Warrants and the Warrant Shares shall be issued pursuant to the effective Registration Statement (as defined in the Purchase Agreement), including the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act) to be filed in connection herewith.

4.  Amendment to the Term of the Existing Warrants.  The term of the Existing Warrants shall be extended such that the Termination Date thereof shall be on or prior to August 10, 2009.

5.  Effect on Transaction Documents. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

6.  Filing of Form 8-K.  On or before 8:30 am (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holders disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto.

7.  Conditions to Purchasers’ Obligations.  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(a)  the accuracy in all material respects on the date of the Closing of the representations and warranties of the Company contained herein;

(b)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(c)  all Purchasers that are party to the Purchase Agreements shall have agreed to the terms and conditions of this Agreement, including exercising their respective Existing Warrants on a pro-rata basis pursuant to the terms hereunder;

(d)  the delivery of an opinion of Company Counsel regarding this Agreement and the issuance and delivery of the New Series G Warrants hereunder, in form and substance reasonably acceptable to the Purchasers;

(e)  there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(f)  from the date hereof to the Closing, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to consummate the transactions hereunder.

8.  Conditions to Company’s Obligations. The obligations of the Company hereunder in connection with the Closing as to each Purchaser are subject to the following conditions being met:

(a)  the accuracy in all material respects on the date of the Closing of the representations and warranties of such Purchaser contained herein;

(b)  all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing shall have been performed; and

(c)  receipt by the Company of the proceeds from exercise of Existing Warrants by such Purchaser, in the amount set forth on Schedule B.

9.  Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Purchasers, that as of the date of its execution of this Agreement:

(a)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)  Capitalization.  The capitalization of the Company is as set forth in the Registration Statement or Prospectus Supplement.  The New Series G Warrants and Warrant Shares, when issued in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section 9(c), the Registration Statement or Prospectus Supplement, or as set forth on Schedule 9(c), there are no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of Common Stock or any issued or outstanding securities of any nature convertible into shares of Common Stock.

(d)  Other Representations, Warranties and Covenants. Except as set forth on Schedule 9(d), the representations, warranties and covenants of the Company with respect to the New Series G Warrants and Warrant Shares shall be identical in all respects to the representations, warranties and covenants of the Company with respect to the Existing Warrants (and shares of Common Stock underlying the Existing Warrants) issued pursuant to the Purchase Agreement and other Transaction Documents and the Company hereby makes such representations, warranties and covenants as though fully set forth herein as of the date hereof, and all such representations, warranties and obligations are incorporated herein by reference.

10.  Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby makes the representations and warranties to the Company that it made in the Purchase Agreement as though fully set forth herein as of the date hereof (other than with respect to Section 3.2(e) thereof, as to which no bring-down is given), and all such representations and warranties are incorporated herein by reference including, without limitation, that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

11.  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12.  Survival; Successors and Assigns. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by a party or on its behalf under this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the issuance of the New Series G Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

13.  Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

15.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

16.  Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

17.  Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

18.  Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

19.  Fees and Expenses.  Except as expressly set forth herein, each party will be responsible for its own fees and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any.

20.  Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before April 30, 2009; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties) which occurred prior to such date of termination.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AKEENA SOLAR, INC.

By:
Name
Title

[PURCHASER SIGNATURE PAGES TO AKNS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	ALPHA CAPITAL ANSTALT
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Purchaser

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

The Warrant Shares shall be delivered to the following DWAC Account Number:

Existing Warrants to be exercised: __________
New Warrants with an exercise price of $1.12, subject to adjustment therein: ________

[PURCHASER SIGNATURE PAGES TO AKNS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	WHALEHAVEN CAPITAL FUND LTD.
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Purchaser

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

The Warrant Shares shall be delivered to the following DWAC Account Number:

Existing Warrants to be exercised: __________
New Warrants with an exercise price of $1.12, subject to adjustment therein: ________

SCHEDULE A
EXISTING WARRANTS

NAME OF PURCHASER	TOTAL NUMBER OF EXISTING WARRANTS
Alpha Capital Anstalt	1,812,030
Whalehaven Capital Fund Ltd.	384,370
TOTAL	2,196,400

SCHEDULE B
EXISTING WARRANTS TO BE EXERCISE AT CLOSING

NAME OF PURCHASER	NUMBER OF EXISTING WARRANTS TO BE EXERCISED	EXERCISE AMOUNT ($1.12 per share)
Alpha Capital Anstalt		$
Whalehaven Capital Fund Ltd.		$
Total	425,000		$476,000

SCHEDULE C
WIRE INSTRUCTIONS FOR COMPANY

Account name:      Akeena Solar

SCHEDULE D
NEW SERIES G WARRANTS

NAME OF PURCHASER	NUMBER OF NEW SERIES G WARRANTS
Alpha Capital Anstalt
Whalehaven Capital Fund Ltd.
Total	1,275,000